UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 2, 2021
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2021, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, entered into a Master Transaction Agreement (the “Transaction Agreement”) with a subsidiary of SBA Communications Corporation (such subsidiary, “SBA”), pursuant to which, subject to the satisfaction or waiver of certain conditions, the Utility will grant to SBA an exclusive license enabling SBA to sublicense and market wireless communications equipment attachment locations (“Cell Sites”) on more than 700 of the Utility’s electric transmission towers, telecommunications towers, monopoles, buildings or other structures (collectively, the “Effective Date Towers”) to wireless telecommunication carriers (“Carriers”) for attachment of wireless communications equipment.  The Utility will also assign to SBA license agreements between the Utility and Carriers for the existing Cell Sites on the Effective Date Towers.

The Transaction Agreement provides that, at the closing of the transaction, SBA will pay the Utility a purchase price of approximately $973 million, subject to customary adjustments, and the Utility and SBA will enter into a Master Multi-Site License Agreement (the “License Agreement”), which will provide the terms and conditions upon which SBA will sublicense and market the Cell Sites on the Effective Date Towers to Carriers.

The term of the License Agreement will be for 100 years following the closing of the transaction.  The Utility will have the right to terminate the license for individual Cell Sites for certain regulatory or utility operational reasons, with a corresponding payment to SBA.

Pursuant to the License Agreement, SBA will be entitled to the sublicensing revenue generated by new sublicenses of Cell Sites on the Effective Date Towers after the closing of the transaction, subject to the Utility’s right to a percentage of such sublicensing revenue.

In addition, at the closing of the transaction, the Utility and SBA will enter into a Master Transmission Tower Site License Agreement (the “Tower Site Agreement”), pursuant to which SBA will have the exclusive rights to sublicense and market potential additional attachment locations on approximately 28,000 of the Utility’s other electric transmission towers to Carriers for attachment of wireless communications equipment.  The Tower Site Agreement will provide for a split of license fees from Carriers between the Utility and SBA.  The Tower Site Agreement will have a licensing period of up to 15 years, depending on SBA’s achievement of certain performance metrics, and any sites licensed during such licensing period will continue to be subject to the Tower Site Agreement for the same term as the License Agreement.

The consummation of the transaction is subject to customary conditions, including the absence of certain legal impediments and restraints, the accuracy of the parties’ representations and warranties, and the absence of a material adverse effect with respect to the Cell Sites and related sublicensing revenue.  The closing will occur after the satisfaction of the applicable closing conditions.

Subject to certain limitations, the Utility or SBA may terminate the Transaction Agreement if the closing is not consummated by June 30, 2021.

The above description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which will be filed as an exhibit to PG&E Corporation and the Utility’s joint’s Annual Report on Form 10-K for the year ended December 31, 2020.  The representations and warranties contained in the Transaction Agreement were made only for the purposes of the Transaction Agreement as of specific dates, are solely for the benefit of the parties, and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to investors or shareholders, among other limitations.  The representations and warranties were made for the purpose of allocating contractual risk between the parties to the Transaction Agreement and should not be relied upon as a disclosure of factual information relating to the Utility or the Cell Sites.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, and subsequent information may or may not be fully reflected in public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: February 2, 2021	By:	/s/ CHRISTOPHER A. FOSTER
		Name:	Christopher A. Foster
		Title:	Interim Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: February 2, 2021	By:	/s/ David S. Thomason
		Name:	David S. Thomason
		Title:	Vice President, Chief Financial Officer, and Controller